Exhibit 5.1

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

Client: 87007-00055

October 5, 2015

CalAtlantic Group, Inc.

15360 Barranca Parkway

Irvine, California 92618

Re: CalAtlantic Group, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to CalAtlantic Group, Inc., a Delaware corporation (the “Company”) and certain of its subsidiaries listed on Annex A hereto (the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i) the Company’s debt securities, which may be senior debt securities (“Senior Debt Securities”), senior subordinated debt securities (“Senior Subordinated Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “Debt Securities”);

(ii) guarantees of the Debt Securities by the Guarantors (the “Debt Securities Guarantees”); and

(iii) shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and associated preferred share purchase rights (the “Rights”), the terms of which are set forth in the Amended and Restated Rights Agreement, dated as of December 20, 2011, between the Company and Computershare Inc. (as successor-in-interest to Mellon Investor Services LLC) as rights agent, as amended (the “Rights Agreement”).

The Registration Statement also relates to the registration under the Securities Act for resale from time to time by MP CA Homes LLC (“MatlinPatterson”) of 42,842,557 shares of Common Stock (the “Matlin Shares”) and the associated Rights beneficially owned by MatlinPatterson on the date hereof.

The Debt Securities, Debt Securities Guarantees, Common Stock and Rights are collectively referred to herein as the “Securities.” The Senior Debt Securities are to be issued under an

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October 5, 2015

indenture dated as of April 1, 1999, between the Company and The Bank of New York Trust Company, N.A. (as successor-in-interest to J.P. Morgan Trust Company, National Association, Bank One Trust Company, N.A. and The First National Bank of Chicago), as indenture trustee (the “Senior Base Indenture”). The Senior Subordinated Debt Securities are to be issued under an indenture dated as of April 10, 2002, between the Company and the Bank of New York Mellon Trust Company, N.A. (as successor in interest to Bank One Trust Company, N.A. and J.P. Morgan Trust Company, National Association), as indenture trustee (the “Senior Subordinated Base Indenture”). The Subordinated Debt Securities are to be issued under an indenture to be entered into between the Company and a financial institution to be named at the time such indenture is executed, as indenture trustee, in the form filed as an exhibit to the Registration Statement (the “Subordinated Base Indenture,” and together with the Senior Base Indenture and the Senior Subordinated Base Indenture, the “Base Indentures”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Senior Base Indenture, the Senior Subordinated Base Indenture, the form of Subordinated Base Indenture, forms of the Debt Securities, specimen Common Stock and Rights certificates, the Rights Agreement and such other documents, corporate records, certificates of officers of the Company and the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and the Guarantors and others.

We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, each Guarantor will be validly existing under the laws of its jurisdiction of incorporation or formation, will have all requisite power to execute,

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October 5, 2015

deliver and perform its obligations under the Base Indentures, related supplemental indentures, and Debt Securities Guarantee to which it is a party, and the execution and delivery of such documents by such Guarantor and the performance of its obligations thereunder will not violate any law, regulation, order judgment or decree applicable to the Guarantor;

(v) at the Relevant Time, all corporate or other action required to be taken by the Company or any Guarantor to duly authorize each proposed issuance of Securities and any related documentation (including (A) the due reservation of any shares of Common Stock for issuance upon conversion or exchange of any Securities for Common Stock (a “Convertible Security”), and (B) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 5 below) shall have been duly completed and shall remain in full force and effect;

(vi) upon issuance of any Common Stock, including upon conversion or exchange of any Convertible Security, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation and other relevant documents;

(vii) in the case of Debt Securities and Debt Securities Guarantees, at the Relevant Time, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”) and, if applicable, the relevant Base Indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the TIA; and

(viii) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and, if applicable, each Guarantor and duly executed and delivered by the Company, each Guarantor, if applicable, and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any Debt Securities and related Debt Securities Guarantees, when:

a.	the Senior Subordinated Base Indenture has been duly executed and delivered by the Company, the Guarantors and the relevant trustee, if such Debt Securities and related Debt Securities Guarantees are issued pursuant to the Senior Subordinated Base Indenture,

b.	the terms and conditions of such Debt Securities and Debt Securities Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant Base Indenture,

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October 5, 2015

c.	any such supplemental indenture has been duly executed and delivered by the Company, the Guarantors and the relevant trustee (together with the relevant Base Indenture, the “Indenture”), and

d.	such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the Debt Securities Guarantees of such Debt Securities will be legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms.

2. With respect to shares of Common Stock and the associated Rights, when:

a.	such shares of Common Stock and the associated Rights have been duly executed (in the case of certificated shares or Rights) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exchange of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exchange, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Common Stock,

b.	any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and

c.	the Rights associated with such shares of Common Stock have been issued in accordance with the terms and conditions of the Rights Agreement,

such shares of Common Stock will be validly issued, fully paid and non-assessable, and such Rights will be validly issued.

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October 5, 2015

3. The Matlin Shares are validly issued, fully paid and non-assessable, and the Rights associated with the Matlin Shares are validly issued.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and, for purposes of paragraphs 2 and 3 above, the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 2 and 3 above. Without limitation, we do not express any opinion regarding any Delaware contract law. This opinion is limited to the effect of the current state of the laws of the State of New York and, to the limited extent set forth above, the laws of the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above with respect to the Indenture, the Debt Securities and the related Debt Securities Guarantees (collectively, the “Documents”) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Indenture or any other Document of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Indenture or any other Document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any purported fraudulent transfer “savings” clause; (vi) any provision in any Document waiving the right to object to venue in any court; (vii) any agreement to submit to the jurisdiction of any Federal court; (viii) any waiver of the right to jury trial; or (ix) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

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October 5, 2015

D. With respect to our opinions in paragraphs 2 and 3 regarding the Rights, we express no opinion regarding the Rights Agreement or whether or not the board of directors of the Company in adopting the Rights Agreement and approving the issuance of the Rights acted in a manner consistent with its fiduciary duties under applicable law and such opinion is based upon the assumption that such adoption and issuance was consistent with such duties. Furthermore, we advise you that the board of directors of the Company may be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP

ANNEX A

Guarantors

Guarantor	State of Formation
HSP Arizona, Inc.	Delaware
HWB Investments, Inc.	Delaware
Lagoon Valley Residential, LLC	California
RH Builders of Indiana, Inc.	Indiana
RH Investment of Indiana, Inc.	Indiana
RH of Indiana, L.P.	Indiana
RH of Texas Limited Partnership	Maryland
Ryland Communities, Inc.	Florida
Ryland Homes Investment-Texas, Inc.	Maryland
Ryland Homes Nevada, LLC	Delaware
Ryland Homes of Texas, Inc.	Texas
Ryland Homes of Arizona, Inc.	Arizona
Ryland Homes of California, Inc.	Delaware
Ryland Organization Company	California
Standard Pacific 1, Inc.	Delaware
Standard Pacific of Arizona, Inc.	Delaware
Standard Pacific of Colorado, Inc.	Delaware
Standard Pacific of Florida GP, Inc.	Delaware
Standard Pacific of Las Vegas, Inc.	Delaware
Standard Pacific of Orange County, Inc.	Delaware
Standard Pacific of South Florida GP, Inc.	Delaware
Standard Pacific of South Florida, general partnership	Florida
Standard Pacific of Tampa GP, Inc.	Delaware
Standard Pacific of Tampa, general partnership	Florida
Standard Pacific of Texas, Inc.	Delaware
Standard Pacific of the Carolinas, LLC	Delaware
Standard Pacific of Tonner Hills, LLC	Delaware
Standard Pacific of Walnut Hills, Inc.	Delaware
The Regency Organization, Inc.	Florida
The Ryland Corporation	California
Westfield Homes USA, Inc.	Delaware